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                                                                    EXHIBIT 21.1


                  EXHIBIT 21.1 - SUBSIDIARIES OF THE REGISTRANT




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             NAME OF SUBSIDIARY                  JURISDICTION WHERE           NAMES UNDER WHICH SUBSIDIARY DOES
                                                      ORGANIZED                           BUSINESS

Galion, Inc.                                          Delaware                         Valentec Galion
                                                                                    Valentec Galion, Inc.
                                                                        Galion, a Division of Valentec International
                                                                                         Corporation
Valentec Systems, Inc.                                Delaware
ASCI Holdings Germany (DE), Inc.                      Delaware
ASCI Holdings Mexico (DE), Inc.                       Delaware
ASCI Holdings UK (DE), Inc.                           Delaware
ASCI Holdings Czech (DE), Inc.                        Delaware
ASCI Holdings Asia (DE), Inc.                         Delaware
Phoenix Airbag Verwaltungs GmbH                        Germany
Phoenix Airbag GmbH & Co. KG                           Germany
Automotive Safety Components
International S.A. de C.V.                             Mexico
Automotive Safety Components                       United Kingdom
International Limited
Automotive Safety Components Asia -                   Delaware
Pacific Ltd.
Automotive Safety Components                       Czech Republic
International, s.r.o.
Automotive Safety Components                          Delaware                       Valentec Automotive
International, Inc.                                                                    Valentec Wells
Valentec International Corporation                    Delaware                      Valentec Wells, Inc.
                                                                             Valentec Wells Division of Valentec
                                                                                     International Corp.
Safety Components Fabric Technologies,                Delaware
Inc.
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